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                                  EXHIBIT 99.1
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HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

DEBT SECURITIES RATINGS
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                                               Standard       Moody's                     Duff & Phelps
                                               & Poor's     Investors          Fitch             Credit       Thomson
                                            Corporation       Service           IBCA         Rating Co.     BankWatch
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At June 30, 1999
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Household Finance Corporation
     Senior debt                                     A             A2             A+                 A+            A+
     Senior subordinated debt                       A-             A3              A                  A             A
     Commercial paper                              A-1            P-1            F-1            Duff 1+         TBA-1
                                                ------        -------         ------          ---------        ------
Household Bank (Nevada) N.A.
     Senior debt                                     A             A2             A+                 A+            A+
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